As filed with the Securities and Exchange Commission on June 4, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0560089
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

The New Home Company Inc. Amended and Restated 2016 Incentive Award Plan
(Full title of the plan)

Miek Harbur	Copies to:
Vice President, General Counsel and Secretary The New Home Company Inc. 85 Enterprise Suite 450 Aliso Viejo, California 92656 (949) 382-7800	Jeffrey E. Beck Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004 (602) 382-6000
(Name, address and telephone number (including area code) of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒	Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company	☐
						Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Shares of common stock, par value $0.01 per share	1,400,000(3)	$10.17	$14,238,000	$1,772.63

1)
In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

2)
Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock, as reported on the New York Stock Exchange on May 31, 2018.

3)
Represents 1,300,000 shares of the Registrant’s Common Stock, par value $0.01 (the “Common Stock”) that may be offered or sold under The New Home Company Inc. Amended and Restated 2016 Incentive Award Plan (the “Plan”) plus 100,000 shares of Common Stock representing the Registrant’s estimate of future forfeited or terminated awards under the Plan that will become available for future issuance under the Plan.

EXPLANATORY NOTE

This Registration Statement relates to the Registration Statement on Form S-8 (No. 333-211756) that The New Home Company Inc., a Delaware corporation (the “Registrant”), filed on June 1, 2016, pursuant to which the Registrant registered 800,000 shares of Common Stock for issuance under the Plan (as defined above) and the Registration Statement on Form S-8 (No. 333-217515) that the Registrant filed on April 27, 2017 pursuant which the Registrant registered 50,000 shares of Common Stock for issuance under the Plan. The contents of the above-referenced registration statements are incorporated by reference herein pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register an additional 1,300,000 shares of the Registrant’s Common Stock authorized for issuance under the Plan plus 100,000 shares of the Registrant’s Common Stock representing the Registrant’s estimate of additional future forfeited or terminated awards under the Plan that will become available for future issuance under the Plan.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

See the Exhibit Index following the signature page(s) to this Registration Statement, which Exhibit is incorporated herein by reference.
SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, state of California, on June 4, 2018.

THE NEW HOME COMPANY INC.

By:	/s/ H. Lawrence Webb
H. Lawrence Webb
Chief Executive Office and Chairman

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints H. Lawrence Webb, John M. Stephens and Miek Harbur, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
By: /s/ H. Lawrence Webb H. Lawrence Webb	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 4, 2018
By: /s/ John M. Stephens John M. Stephens	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 4, 2018

By: /s/ Sam Bakhshandehpour Sam Bakhshandehpour	Director	June 4, 2018
By: /s/ Michael J. Berchtold Michael J. Berchtold	Director	June 4, 2018
By: /s/ Paul C. Heeschen Paul C. Heeschen	Director	June 4, 2018
By: /s/ Gregory P. Lindstrom Gregory P. Lindstrom	Director	June 4, 2018
By: /s/ Cathey S. Lowe Cathey S. Lowe	Director	June 4, 2018
By: /s/ Douglas C. Neff Douglas C. Neff	Director	June 4, 2018
By: /s/ Wayne J. Stelmar Wayne J. Stelmar	Director	June 4, 2018
By: /s/ William A. Witte William A. Witte	Director	June 4, 2018

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing
4.1	Amended and Restated Certificate of Incorporation of The New Home Company Inc.	Incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2013
4.2	State of Delaware Certificate of Change of Registered Agent and/or Registered Officer	Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on From 8-K filed on August 1, 2016
4.3	Amended and Restated Bylaws of The New Home Company Inc.	Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on August 1, 2016
4.4	Specimen Stock Certificate of The New Home Company Inc.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (No. 333- 189366), Amendment No. 10, filed on January 24, 2014
4.5
Investor Rights Agreement among The New Home Company Inc., TNHC Partners LLC, IHP Capital Partners VI, LLC, WATT/TNHC, LLC, TCN/TNHC LP and collectively H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz
Incorporated by reference to Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 Filed herewith
4.6
Amendment No. 1 to Investor Rights Agreement among The New Home Company Inc., TNHC Partners LLC, IHP Capital Partners VI, LLC, WATT/TNHC, LLC, TCN/TNHC LP and collectively H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz
Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on May 23, 2018
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of Ernst & Young LLP	Filed herewith
23.2	Consent of Ernst & Young LLP	Filed herewith
23.3	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1
24.1	Power of Attorney	Included on the signature page to this Registration Statement
99.1	The New Home Company Inc. Amended and Restated 2016 Incentive Award Plan	Incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed on May 23, 2018